UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2013, Equinix Singapore Pte Ltd (“Equinix Singapore”), a wholly-owned subsidiary of Equinix, Inc. (“Equinix”), and Mapletree Industrial Trust (“MIT”), an industrial real estate investment trust listed in Singapore, entered into an Agreement to Develop and Lease (the “ADL”) for approximately 385,000 square feet of data center space located in Singapore. Pursuant to the ADL, MIT will develop the space into Equinix’s third IBX data center in Singapore (“SG3”). The ADL provides that upon completion of the seven-story building, the parties will enter into a Lease Agreement (the “Lease Agreement”) for SG3 whereby Equinix Singapore will lease the building from MIT for an initial fixed term of 20 years after commencement, with options to renew, and will incur a total rent obligation of approximately $159.6 million over the initial term of the Lease Agreement. Pursuant to the Lease Agreement, Equinix Singapore has an option to purchase the building five years after commencement. It is expected that SG3 will be ready for service in the second half of 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

Please refer to the description of the ADL and the Lease Agreement disclosed in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: March 28, 2013	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer

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